Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

VIA ELECTRONIC MAIL

May 23, 2024 (as amended May 29, 2024)

Andrew Bellinger

Dear Andrew:

This letter agreement memorializes our discussions about your transition and separation from Verve Therapeutics, Inc. (the “Company”). As we discussed, provided you (a) sign and return to me, no later than the close of business on May 30, 2024, this letter agreement and the Advisor Agreement (as defined below), (b) do not rescind your acceptance of this letter agreement within seven (7) business days thereafter, (c) sign and return on, but not before, the Separation Date (as defined below) the Additional Release of Claims attached hereto as Attachment B (the “Additional Release”), (d) do not revoke your acceptance of the Additional Release within seven (7) calendar days thereafter (the “Additional Release Revocation Period”), and (e) comply with the obligations set forth in Sections 3, 4, 5 and 6 herein and in the Additional Release (the foregoing provisions (a) through (e) collectively, the “Severance Conditions”), you will remain an employee of the Company, pursuant to the terms and conditions hereof, through the Separation Date and the Company will provide you with the severance benefits set forth in paragraph 2 below. By signing, returning, and not rescinding your acceptance of this letter agreement and then signing, returning, and not revoking your acceptance of the Additional Release, you will be entering into binding agreements with the Company and will be agreeing to the terms and conditions set forth herein and therein. Therefore, you are advised to consult with an attorney before signing this letter agreement and the Additional Release.

The following numbered paragraphs set forth the terms and conditions that will apply if you satisfy the Severance Conditions:

1.
Separation Date; Transition Period; Resignation – Your effective date of separation from the Company will be June 21, 2024 (the “Separation Date”). The period between the effective date of this letter agreement and the Separation Date will be a transition period (the “Transition Period”), during which you will continue to serve as the Company’s Chief Scientific Officer. During the Transition Period, the Employment Agreement between you and the Company dated June 11, 2021, as amended by that First Amendment to Employment Agreement dated January 1, 2024 (together, the “Employment Agreement”) will remain in full force and effect; provided, however, that you may only be terminated by the Company for Cause (as defined in the Employment Agreement) during the Transition Period. You hereby resign, effective as of the Separation Date, from any and all positions you hold as an officer of the Company, and agree that you will execute and deliver any documents reasonably necessary to effectuate such resignations.
2.
Description of Severance Benefits – Subject to your satisfaction of the Severance Conditions, the Company will provide you with the following severance benefits (the “severance benefits”):

a. Advisory Engagement. The Company will engage you as an Advisor pursuant to the terms and conditions set forth in the Advisor Agreement attached hereto as Attachment A (the “Advisor Agreement”). You acknowledge and agree that notwithstanding your service as an Advisor and the terms of any applicable equity awards and/or agreements, you shall cease vesting in any outstanding equity awards you hold as of the Separation Date and shall not continue to vest in any such award as a result of your service as an Advisor to the Company.

b. Severance Pay. The Company will pay to you $510,000.00, less all applicable taxes and withholdings, as severance pay (an amount equivalent to twelve (12) months of pay at your current base salary rate). This severance pay will be paid in substantially equal installments in accordance with the Company’s regular payroll practices, but in no event shall payments begin earlier than the Company’s first regular payroll cycle following expiration of the Additional Release Revocation Period (the “Initial Payment Date”).

c. Target Bonus. The Company will pay to you, in one lump sum on the Initial Payment Date, $153,765.00, less all applicable taxes and withholdings (an amount equivalent to 67% of your 2024 Target Bonus (as defined in the Employment Agreement)).

d. COBRA Benefits. Should you timely elect and be eligible to continue receiving group health insurance pursuant to the “COBRA” law, the Company will, beginning on the Separation Date and continuing until the earliest to occur of (x) twelve (12) months following the Separation Date, (y) the date on which you have secured other employment, and (z) the date on which you are no longer eligible for coverage under COBRA (as applicable, the “COBRA Contribution Period”), continue to pay the share of the premiums for such coverage to the same extent it was paying such premiums on your behalf immediately prior to the Separation Date. The remaining balance of any premium costs during the COBRA Contribution Period, and all premium costs thereafter, shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You agree that, should you secure other employment or cease to be eligible for coverage under COBRA prior to the date that is twelve (12) months following the Separation Date, you will so inform the Company in writing within five (5) business days.

e. Equity Acceleration. As of the expiration of the Additional Release Revocation Period, the vesting of each equity award granted to you prior to June 16, 2021 shall be accelerated such that such number of shares that would have vested had you remained employed by the Company through March 21, 2025 will become automatically vested and exercisable.

f. Attorney’s Fees Reimbursement. You shall be reimbursed for attorneys’ fees and any other professional services fees incurred in the negotiation of this Agreement, e.g., financial and/or tax advisory services, up to a maximum of $5,000 and subject to the submission of a summary invoice(s) from your professional service advisors, which for the avoidance of doubt shall not include any confidential or privileged information. You shall be reimbursed within thirty (30) calendar days of the submission of any such invoice(s). For the avoidance of doubt, any such reimbursements shall be subject to all applicable taxes and withholdings.

You acknowledge that the severance benefits exceed the Company’s obligations under the Employment Agreement, and that you will not be eligible for, nor shall you have a right to receive, any payments or benefits from the Company following the Separation Date other than as set forth in this paragraph 2. You further acknowledge that your right to receive and retain the severance benefits is contingent upon your timely and full compliance with all of your obligations herein.

3.
Release of Claims – In consideration of your continued employment with the Company through the Transition Period and the severance benefits, both of which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its past and present affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested ownership interest in the Company or any of its affiliates, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Notwithstanding the foregoing, nothing in this release of claims or in this letter agreement shall be deemed to prohibit you from filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the Equal Employment Opportunity Commission or a state or local fair employment practices agency. You retain the right to participate in any such action but not the right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waive any right or claim to any such relief; provided, however, that nothing herein shall bar or impede in any way your ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity. Further, you acknowledge and agree that you are not releasing the Company from any obligation set forth in this letter agreement or from any obligation which as a matter of law cannot be released, including, without limitation, obligations under the workers compensation or unemployment laws.
4.
Continuing Obligations; Non-Compete – You acknowledge and reaffirm your continuing obligations to the Company as set forth in the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement dated March 9, 2020 between you and the Company (the “Confidentiality Agreement”), which obligations remain in full force and effect. In addition, and as an express condition of your eligibility to serve as an Advisor pursuant to the terms and conditions of the

Advisor Agreement, you agree that, commencing on the Separation Date and continuing until the one (1)-year anniversary of the termination of the Advisor Agreement, you will not, anywhere in North America or Europe or in any geographical areas that the Company does business or has done business as of the Separation Date, directly or indirectly, whether as an owner, partner, officer, director, employee, consultant, investor, lender or otherwise (except as the passive holder of not more than 1% of the outstanding stock of a publicly-held company), engage or assist others in engaging in any business or provide services to any business that has any program(s) targeting [**] (each, a “Competitive Business”); provided, however, that with the Company’s prior written consent, you may work for a division, entity or subgroup of a person or entity that engages in the Competitive Business so long as such division, entity or subgroup does not engage in the Competitive Business. Upon acknowledged delivery of your request for any such written consent, the Company shall use its best efforts to respond within fourteen (14) calendar days. If any restriction set forth in this paragraph 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographical area, it shall be interpreted to extend only over the maximum period of time, range or activities or geographical area as to which it may be enforceable.
5.
Disclosures –

a. Non-Disparagement – Except for Permitted Disclosures (as set forth in paragraph 5(c) below), you agree not to, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former board member, employee, consultant, client, or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the business affairs, business prospects, or financial condition of the Company or any of the other Released Parties. In return, the Company agrees to instruct the members of its management team not to, either during the Transition Period or thereafter, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any third party regarding you.

b. Confidentiality – Except for Permitted Disclosures (as set forth in paragraph 5(c) below), you agree to maintain as confidential and not to disclose the contents of the negotiations and discussions resulting in this letter agreement.

c. Permitted Disclosures – Nothing in this letter agreement, including paragraphs 5(a) and 5(b) above, the Confidentiality Agreement, or elsewhere prohibits or restricts you from communicating with, or voluntarily providing information you believe indicates possible or actual violations of the law to, local, state or federal government agencies, any legislative body, law enforcement, or any self-regulatory organization (including but not limited to the Securities & Exchange Commission). You are not required to notify the Company of any such communications. Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

6.
Cooperation – You agree to make yourself reasonably available and to cooperate with the Company in: (i) any internal investigation; (ii) any investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator; and/or (iii) any other administrative, regulatory, or judicial inquiry, investigation, proceeding or arbitration. The Company will reimburse you for any reasonable costs and expenses approved in advance by the Company and incurred in connection with providing such cooperation under this paragraph 6. You understand and agree that your reasonable cooperation includes, but is not limited to, making yourself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over all relevant documents which are in or may come into your possession. The term “cooperation” does not mean that you must provide information that is favorable to the Company; it means only that you will provide truthful information within your knowledge and possession upon request of the Company. You further agree that, to the extent permitted by law, you will notify the Company promptly in the event that you are served with a subpoena (other than a subpoena issued by a government agency), or in the event that you are asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.
7.
Amendment and Waiver – This letter agreement and the Additional Release shall be binding upon the parties and may not be waived or modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement and the Additional Release are binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators. No delay or omission by either party in exercising any right under this letter agreement or the Additional Release shall operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
8.
Validity – Should any provision of this letter agreement or the Additional Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement or the Additional Release.
9.
Nature of Agreement – You understand and agree that this letter agreement, together with the Additional Release, is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or any of the other Released Parties.
10.
Acknowledgments – You acknowledge that you have been given a reasonable amount of time to consider this letter agreement and at least twenty-one (21) days to consider the Additional Release, and that the Company is hereby advising you to consult with an attorney of your own choosing prior to signing this letter agreement and the Additional Release. You understand that you may rescind your acceptance of this letter agreement for a period of seven (7) business days after you sign this letter agreement by notifying me in writing, and that this letter agreement shall not be effective or enforceable until the expiration of this seven (7) business day rescission period. You further understand that you may revoke your acceptance of the Additional Release during the Additional Release Revocation Period by notifying me in writing, and the Additional Release shall not be effective or enforceable until the expiration of the Additional Release Revocation Period. You understand and agree that by entering into the Additional Release, you will be waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.
11.
Voluntary Assent – You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement or the Additional Release, and that you fully understand the meaning and intent of this letter agreement and the Additional Release. You further state and represent that you have carefully read this letter agreement and the Additional Release, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.
12.
Applicable Law; Forum – This letter agreement and the Additional Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Any action, suit or other legal proceeding arising out of, under or in connection with this letter agreement or the Additional Release shall be subject to arbitration in accordance with Section 11 of the Confidentiality Agreement.
13.
Entire Agreement – This letter agreement and the Additional Release constitute the entire understanding and agreement between the parties hereto with respect to your continued employment with the Company through the Transition Period, severance benefits, and the settlement of claims against the Company and the other Released Parties and cancel all previous oral and written negotiations, agreements, commitments and writings in connection therewith.
14.
Tax Acknowledgement – In connection with the severance benefits provided to you pursuant to this letter agreement and the Additional Release, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such benefits under applicable law. You acknowledge that you are not relying upon advice or representation of the Company with respect to the tax treatment of any of the severance benefits.

Very truly yours,

By: _____/s/ Andrew D. Ashe_______________

Andrew D. Ashe

Chief Operating Officer & General Counsel

I hereby agree to the terms and conditions set forth above. I have been given a reasonable amount of time to consider this letter agreement and I have chosen to execute this on the date below. I intend that this letter agreement will become a binding agreement between me and the Company if I do not rescind my acceptance in seven (7) business days. I understand that the severance benefits described in paragraph 2 of this letter agreement are conditioned upon my timely execution, return, and non-revocation of the Additional Release.

___/s/ Andrew Bellinger _________________ ___5/30/2024____________________

Andrew Bellinger Date

To be returned in a timely manner as set forth on the first page of this letter agreement.

Attachment A

Advisor Agreement

This Advisor Agreement (the “Agreement”), made this ___ day of May, 2024, is entered into by and between Verve Therapeutics, Inc. (the “Company”), and Andrew Bellinger (the “Advisor”), and will be effective as of the day immediately following the Separation Date (hereinafter, the “Effective Date”). Capitalized terms used but not defined herein have the meanings set forth in the letter agreement to which this Agreement is attached as Attachment A (the “Separation Agreement”).

WHEREAS, the Company and the Advisor desire to establish the terms and conditions under which the Advisor will provide services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1
Services. The Advisor agrees to perform for the Company such advisory services as the Company may reasonably request from time to time (collectively, the “Services”). It is expected that the Advisor will in no event perform (or be asked to perform) more than 20 hours of Services per month.
2
Term. The term of this Agreement shall commence on the Effective Date and continue until the Agreement is terminated in accordance with the provisions of Section 4 below (such period, the “Advisory Period”).
3
Compensation.
3.1
Advisory Fees. The Company shall pay the Advisor a fee of $200 per hour for Services performed during the Advisory Period. At the end of any month in which the Advisor performs Services, the Advisor shall submit to the Company an itemized statement of the Services performed, including the number of hours worked and the project to which the Services relate. Within thirty (30) days after receipt of the statement, the Company shall pay to the Advisor the advisory fees for all undisputed Services invoiced in the statement. The Company shall also reimburse the Advisor for all reasonable and necessary out-of-pocket business expenses incurred by the Advisor in performing the Services, subject to prior approval by the Company and pursuant to the Company’s normal policies and procedures for expense verification and documentation. The Advisor shall not be entitled to any benefits, coverages or privileges, including, without limitation, health insurance, social security, unemployment, medical or pension payments, made available to employees of the Company.
3.2
Extension of Exercisability Period for Vested Stock Options. As additional consideration for the Advisor’s performance of the Services, and notwithstanding the terms of any equity awards and/or agreements the Advisor has received from the Company (the “Awards”), the Awards shall remain outstanding and exercisable during the Advisory Period and for such period of time following the Advisory Period as is set forth in the terms of the Awards. For the avoidance of doubt, and without superseding any provision of an Award, the Advisor’s vested equity will remain exercisable for a period of three months following any termination of this Agreement pursuant to Section 4 below other than a termination pursuant to Section 4.2(a) resulting from a violation of the Separation Agreement and/or Confidentiality Agreement. The Advisor acknowledges and agrees that notwithstanding the terms of any Award, the Advisor shall cease vesting in any outstanding Award the Advisor holds as of the Separation Date and shall not continue to vest in any such Award as a result of this Agreement and/or the Advisor’s provision of Services hereunder.

Termination.
4.1
Termination for Convenience. This Agreement may be terminated by either the Company or the Advisor for any reason or no reason upon not less than thirty (30) days prior written notice to the other party; provided, however, that the Company may not terminate this Agreement pursuant to this Section 4.1 prior to the two-year anniversary of the Effective Date.
4.2
Termination for Breach. This Agreement may also be terminated by the Company (a) upon twenty-four (24) hours prior written notice to the Advisor, if the Advisor has materially breached this Agreement, the Separation Agreement, and/or the Confidentiality Agreement; or (b) immediately if the Advisor fails to timely execute the Separation Agreement or revokes his acceptance of the Separation Agreement.
5
Cooperation. The Advisor shall use the Advisor’s best efforts in the performance of the Advisor’s obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Advisor to perform the Advisor’s obligations hereunder. The Advisor shall reasonably cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business, and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.
6
Proprietary Information and Inventions.
6.1
Proprietary Information.
(a)
The Advisor acknowledges that the Advisor’s relationship with the Company is one of high trust and confidence and that in the course of the Advisor’s service to the Company, the Advisor will have access to and contact with Proprietary Information (as defined below). The Advisor will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of the Services) without written approval by an officer of the Company, either during or after the Advisory Period, unless and until such Proprietary Information has become public knowledge without fault by the Advisor.
(b)
For purposes of this Agreement, “Proprietary Information” shall mean, by way of illustration and not limitation, all information, whether or not in writing, whether or not patentable and whether or not copyrightable, of a private, secret or confidential nature, owned, possessed or used by the Company, concerning the Company’s business, business relationships or financial affairs, including, without limitation, any Invention (as defined below), formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical or research data, clinical data, know-how, computer program, software, software documentation, hardware design, technology, product, processes, methods, techniques, formulas, compounds, projects, developments, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, customer, supplier or personnel information or employee list that is communicated to, learned of, developed or otherwise acquired by the Advisor in the course of Advisor’s service as an Advisor to the Company.
(c)
The Advisor agrees that all files, documents, letters, memoranda, reports, records, data sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Advisor or others, which shall come into the Advisor’s custody or possession, shall be and are the exclusive property of the Company to be used by the Advisor only in the performance of the Services and shall not be copied or removed from the Company’s premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Advisor shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of this Agreement. After such delivery, the Advisor shall not retain any such materials or copies thereof or any such tangible property.
(d)
The Advisor agrees that the Advisor’s obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (c) above, and the Advisor’s obligation to return materials and tangible property set forth in paragraph (c) above extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Advisor.
(e)
The Advisor acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Advisor agrees to be bound by all such obligations and restrictions that are known to the Advisor and to take all action necessary to discharge the obligations of the Company under such agreements.
(f)
The Advisor’s obligations under this Section 6.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Advisor or others of the terms of this Section 6.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company. Further, nothing herein prohibits or restricts the Advisor from communicating with, or voluntarily providing information the Advisor believes indicates possible or actual violations of the law to, local, state or federal government agencies, any legislative body, law enforcement, or any self-regulatory organization (including but not limited to the Securities & Exchange Commission). The Advisor is not required to notify the Company of any such communications. In addition, notwithstanding the Advisor’s confidentiality and nondisclosure obligations, the Advisor is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
6.2
Inventions.
(a)
All inventions, ideas, creations, discoveries, computer programs, works of authorship, data, developments, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) which are made, conceived, reduced to practice, created, written, designed or developed by the Advisor, solely or jointly with others or under Advisor’s direction and whether during normal business hours or otherwise, (i) during the Advisory Period if related to the business of the Company or (ii) after the Advisory Period if derived from Proprietary Information (collectively under clauses (i) and (ii), “Inventions”), shall be the sole property of the Company. The Advisor hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as Advisor’s duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. However, this paragraph shall not apply to Inventions which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Invention is created, made, conceived or reduced to practice and which are made and conceived by the Advisor not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Advisor further acknowledges that each original work of authorship which is made by the Advisor (solely or jointly with others) within the scope of the Agreement and which is protectable by copyright is a “work made for hire,” as that term is defined in the United States Copyright Act.
(b)
The Advisor agrees that if, in the course of performing the Services, the Advisor incorporates into any Invention developed under this Agreement any preexisting invention, improvement, development, concept, discovery or other proprietary information owned by the Advisor or in which the Advisor has an interest (“Prior Inventions”), (i) the Advisor will inform the Company, in writing before incorporating such Prior Inventions into any Invention, and (ii) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. The Advisor will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without the Company’s prior written permission.
(c)
Upon the request of the Company and at the Company’s expense, the Advisor shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention. The Advisor also hereby waives all claims to moral rights in any Inventions.
(d)
The Advisor shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.
7
Exclusivity. The Company retains the right to contract with other companies and/or individuals for consulting services without restriction. Similarly, the Advisor retains the right to contract with other companies or entities for the Advisor’s consulting services, subject to the Advisor’s continued obligations to the Company, including as set forth in the Confidentiality Agreement and Separation Agreement.
8
Other Agreements; Warranty.
8.1
The Advisor hereby represents that, except as the Advisor has disclosed in writing to the Company, the Advisor is not bound by the terms of any agreement with any third party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of the Advisor’s consultancy with the Company, to refrain from competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party. The Advisor further represents that the Advisor’s performance of all the terms of this Agreement and the performance of the Services do not and will not breach any agreement with any third party to which the Advisor is a party (including, without limitation, any nondisclosure or non-competition agreement), and that the Advisor will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others.
8.2
The Advisor hereby represents, warrants and covenants that the Advisor has the skills and experience necessary to perform the Services, that Advisor will perform said Services in a professional, competent and timely manner, that the Advisor has the power to enter into this Agreement and that the Advisor’s performance hereunder will not infringe upon or violate the rights of any third party or violate any federal, state or municipal laws.
9
Independent Contractor Status.
9.1
The Advisor shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Advisor is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.
9.2
The Advisor shall have the right to control and determine the time, place, methods, manner and means of performing the Services. In performing the Services, the amount of time devoted by the Advisor on any given day will be entirely within the Advisor’s control, and the Company will rely on the Advisor to put in the amount of time necessary to fulfill the requirements of this Agreement.
9.3
In the performance of the Services, the Advisor has the authority to control and direct the performance of the details of the Services, the Company being interested only in the results obtained. However, the Services contemplated by this Agreement must meet the Company’s standards and approval and shall be subject to the Company’s general right of inspection to secure their satisfactory completion.
9.4
The Advisor shall not use the Company’s trade names, trademarks, service names or service marks without the prior approval of the Company.
9.5
The Advisor shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes and for maintaining adequate workers’ compensation insurance coverage.
10
Remedies. The Advisor acknowledges that any breach of the provisions of Sections 6 or 7 of this Agreement shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Advisor agrees, therefore, that, in addition to any other remedy the Company may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Advisor and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting a bond.

Notices. All notices required or permitted under this Agreement shall be in writing and will be either personally delivered, sent by reputable overnight courier service, mailed by first class mail, or sent via e-mail with a subject header that includes the word “Notice”.

Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement, and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.
14
Amendment and Waiver. This Agreement may be amended, waived, or modified only by a written instrument executed by both the Company and the Advisor.
15
Non-Assignability of Contract. This Agreement is personal to the Advisor and the Advisor shall not have the right to assign any of the Advisor’s rights or delegate any of the Advisor’s duties without the express written consent of the Company. Any non-consented-to assignment or delegation, whether express or implied or by operation of law, shall be void.
16
Governing Law; Forum. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction. Any action, suit or other legal proceeding arising out of, under or in connection with this Agreement shall be subject to arbitration in accordance with Section 11 of the Confidentiality Agreement.
17
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of the Advisor are personal and shall not be assigned by the Advisor.
18
Interpretation. If any restriction set forth in Section 6 is found by an arbitrator or any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
19
Survival. Sections 4 through 20 shall survive the termination of this Agreement.
20
Miscellaneous.
20.1
No delay or omission by either of the parties in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either of the parties on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
20.2
The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
20.3
In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Advisor Agreement as of the date and year first above written.

COMPANY:

Verve therapeutics, Inc.

By:
Andrew D. Ashe

Chief Operating Officer & General Counsel

ADVISOR:

Andrew Bellinger

ATTACHMENT B

ADDITIONAL RELEASE OF CLAIMS

1.
Release – In consideration of the severance benefits set forth in the letter agreement to which this Additional Release of Claims (the “Additional Release”) is attached, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its past and present affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested ownership interest in the Company or any of its affiliates, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Notwithstanding the foregoing, nothing in this release of claims or in this Additional Release shall be deemed to prohibit you from filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the Equal Employment Opportunity Commission or a state or local fair employment practices agency. You retain the right to participate in any such action but not the right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waive any right or claim to any such relief; provided, however, that nothing herein shall bar or impede in any way your ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity. Further, you acknowledge and agree that you are not releasing the Company from any obligation set forth in the letter agreement or from any obligation which as a matter of law cannot be released, including, without limitation, obligations under the workers compensation or unemployment laws.
2.
Business Expenses and Final Compensation – You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company, including payment for all wages, bonuses, and accrued but unused vacation time, and that no other compensation is owed to you except as provided in the letter agreement.
3.
Return of Company Property – You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in your possession or control, and that you have left intact all, and have otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that you developed or helped to develop during your employment, and that you have not (a) retained any copies in any form or media; (b) maintained access to any copies in any form, media, or location; (c) stored any copies in any physical or electronic locations that are not readily accessible or known to the Company or that remain accessible to you; or (d) sent, given, or made accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.
4.
Acknowledgments – You acknowledge that you have been given at least twenty-one (21) days to consider this Additional Release, and that the Company is hereby advising you to consult with an attorney of your own choosing prior to signing this Additional Release. You understand that you may revoke your acceptance of this Additional Release for a period of seven (7) days after you sign this Additional Release by notifying me in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period. You understand and agree that by entering into this Additional Release, you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.
5.
Voluntary Assent – You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this Additional Release, and that you fully understand the meaning and intent of this Additional Release. You state and represent that you have had an opportunity to fully discuss and review the terms of this Additional Release with an attorney. You further state and represent that you have carefully read this Additional Release, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

I hereby provide this Additional Release as of the current date and acknowledge that the execution of this Additional Release is in further consideration of the severance benefits, to which I acknowledge I would not be entitled if I did not enter into this Additional Release.

_____________________________ Andrew Bellinger	______________________________ Date